LivePerson Announces Fourth Quarter 2020 Financial Results

-- Achieved first $100 million revenue quarter, generating 29% revenue growth--

--Reported record 2020 revenue of $367M, 26% YoY growth, exceeded plan and one year ahead--

-- Signed 10 seven-figure deals in the fourth quarter, including four seven-figure new logos --

--Record EBITDA margin fueled by revenue upside, internal automation, and budgetary vigilance--

--Strong momentum positions Company for revenue acceleration in 2021--

-- --

NEW YORK, February 25, 2021 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a global leader in conversational AI, today announced financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter and 2020 Highlights

Total revenue was $102.1 million for the fourth quarter of 2020, an increase of 29% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter of 2020 increased 29% year over year to $94.1 million and revenue from consumer operations increased 29% to $8.1 million.

Total revenue was $366.6 million for fiscal year 2020, an increase of 26% as compared to 2019. Within total revenue, B2B revenue increased 26% year over year to $336.9 million and consumer operations revenue increased 22% to $29.8 million.

LivePerson signed 10 seven-figure deals and 128 deals in total in the fourth quarter, including the addition of 46 new and 82 existing customer contracts. LivePerson signed 525 deals in 2020, including the addition of 197 new and 328 existing customer contracts.

Trailing-twelve-month average revenue per enterprise and mid-market customer set new records throughout 2020, and increased by 35% in the fourth quarter of 2020 to approximately $465,000, up from $345,000 in the comparable prior-year period.

"The outstanding results of the year have confirmed LivePerson's leadership in Conversational AI. Building a digital strategy is now simply table stakes for brands. LivePerson has created the world-class Conversational AI at the heart of our Conversational Cloud that powers the best digital experiences between brands and consumers at scale.” said CEO and founder, Robert LoCascio. “We are seeing a massive opportunity ahead where brands of all kinds increasingly rely on our Conversational Cloud not only for exceptional customer care but also for incremental sales and marketing. In 2021, LivePerson will continue to invest to accelerate our leadership in Conversational Commerce."

“We closed 2020 with exceptional business and financial performance, surpassing previous records across several key metrics in the fourth quarter, including revenue, profit, the quantity of 7-figure deals, average revenue per customer, and billable platform usage.” added CFO John Collins. “We exceeded the high end of our guidance range for the top and bottom line, once again demonstrating our ability to enhance operating leverage while aggressively growing the business. Overall, these results reinforce our position as a clear market leader for Conversational AI and demonstrate the ease with which our platform can be adapted to meet accelerating demand across a broad spectrum of use cases, industries, and geographies.”

Customer Expansion
During the fourth quarter, the Company signed contracts with the following new customers, among others:
•A Top 5 global largest logistics company
•A Top 5 global consumer goods company
•A Top 5 global bookmaker
•One of the largest cryptocurrency exchanges in the world
•A Fortune 500 paint manufacturer and retailer

The Company also expanded business with:
•One of the world's largest automobile manufacturers
•A Fortune 100 home improvement retailer
•A multi-billion dollar S&P500 software company
•One of the top 5 largest banks in Italy
•One of the world's largest online travel and related services companies

Net Loss and Adjusted Operating Income (Loss)
Net loss for the fourth quarter of 2020 was $13.3 million or $0.20 per share, as compared to a net loss of $27.3 million or $0.43 per share in the fourth quarter of 2019. Adjusted operating income for the fourth quarter of 2020 was $12.6 million, as compared to adjusted operating (loss) of $3.4 million in the fourth quarter of 2019. Adjusted operating (loss) income excludes amortization of purchased intangibles and finance leases, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs and other income (loss).

Adjusted EBITDA (Non-GAAP Measure)
Adjusted EBITDA for the fourth quarter of 2020 was $18.2 million or $0.25 per share, as compared to $1.2 million or $0.02 per share in the fourth quarter of 2019. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation, depreciation and amortization, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, and other income (loss).
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."

Cash and Cash Equivalents
The Company's cash balance was $654.2 million at December 31, 2020, inclusive of proceeds from the convertible debt offering in the fourth quarter of 2020, as compared to $176.5 million at December 31, 2019.

Financial Expectations
LivePerson is entering 2021 with strong momentum. Demand for Conversational AI has hit an inflection point, highlighted by a record-breaking number of seven-figure deals. Volumes on Conversational Cloud continue to accelerate and LivePerson's revenue run rate is ahead of plan.

With this backdrop, the Company is targeting a revenue range of $458 million to $466 million, or 25% to 27% revenue growth in 2021, compared to 26% growth in 2020 and up from 17% growth in 2019. The Company is guiding for first quarter revenue growth of 32% to 33% to a range of $103 million to $104 million.

Regarding profitability, the Company is expecting to accelerate investments in go-to-market capacity and product development in the first half of 2021 while continuing to realize efficiency gains from internal automation. With this in mind, the Company is guiding for 2021 adjusted EBITDA range of $33.5 million to $41.5 million or 7% to 9% margin. First quarter adjusted EBITDA is estimated to be in a range of $5.0 million to $7.0 million or 5% to 7% margin.

The Company's detailed 2021 financial expectations are as follows:
First Quarter 2021

Guidance
Revenue (in millions)	$103.0 - $104.0
GAAP net loss per share	$(0.57) - $(0.54)
Adjusted operating loss (in millions)	$(4.5) - $(2.5)
Adjusted EBITDA (in millions)	$5.0 - $7.0
Fully diluted share count (in millions)	74.6
Full Year 2021

Guidance
Revenue (in millions)	$458.0 - $466.0
GAAP net loss per share	$(2.03) - $(1.91)
Adjusted operating (loss) income (in millions)	$(4.3) - $3.7
Adjusted EBITDA (in millions)	$33.5- $41.5
Fully diluted share count (in millions)	76.5
Other Full Year 2021 Assumptions
•Estimated IP litigation and consulting expenses of approximately $3.5 million ($0.05 per share) and severance and restructuring of $6.0 million ($0.08 per share)
•Amortization of purchased intangibles and finance leases of approximately $6.2 million
•Non-cash interest expense of approximately $35.8 million
•Stock-based compensation expense of approximately $77.2 million
•Depreciation and amortization of approximately $37.8 million
•Cash taxes paid of $2.0 million to $4.0 million. A GAAP tax liability of approximately $4.0 million
•Capital expenditures of approximately $47.3 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and finance leases, and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 70.0%, sales and marketing 37.0%, product development 37.4% and G&A at 13.6%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$776	$2,307	$6,511	$4,218
Sales and marketing	6,570	4,266	16,106	10,010
General and administrative	5,344	4,221	15,772	12,216
Product development	7,085	7,772	27,557	17,661
Total	$19,775	$18,566	$65,946	$44,105

Amortization of Purchased Intangible Assets and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets and finance leases, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$1,059	$285	$1,913	$1,138
Amortization of purchased intangibles	419	448	1,639	1,794
Total	$1,478	$733	$3,552	$2,932

Supplemental Fourth Quarter 2020 Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2020 on the investor relations section of the Company's web site at https://ir.liveperson.com.
Earnings Teleconference Information
The Company will discuss its fourth quarter 2020 financial results during a teleconference today, February 25, 2021. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-300-8521, while international callers should dial 1-412-317-6026, and both should reference the conference ID "10152081." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at https://ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until March 11, 2021. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID "10152081." A replay will also be available on the investor relations section of the Company’s web site at https://ir.liveperson.com/financial-information/quarterly-results.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020 for its leadership in artificial intelligence. For more information about LivePerson (NASDAQ: LPSN), please visit  www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as "non-GAAP financial measures" by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income, or operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19 on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; supporting our existing and growing customer base could strain our personnel resources and infrastructure; risks related to the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; risks associated with the limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; risks associated with the recent volatility in the capital markets; risks related to our recognition of revenue from subscriptions; customer retention and their purchase of additional services, the migration of existing customers to our new platform, and attracting new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the markets in which we operate are highly competitive; the adverse effect that the global economic downturn may have on our business and results of operations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; risks relating to governmental export controls and economic sanctions; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; our operations may expose us to greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers' Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks associated with the use of AI in our product offerings; errors, failures or "bugs" in our products may be difficult to correct; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to our operations in Israel, and the civil and political unrest in that region; risks related to our outstanding convertible notes; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects could disrupt or negatively impact our services; risks related to corporate and social responsibility and reputation; our history of losses; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$102,125	$79,073	$366,620	$291,609

Costs and expenses:
Cost of revenue	28,049	22,060	106,268	78,878
Sales and marketing	39,700	42,661	149,773	156,814
General and administrative	12,844	15,079	60,557	56,967
Product development	27,995	23,213	108,414	82,145
Restructuring costs (recovery)	(212)	134	29,420	2,043
Amortization of purchased intangibles	419	448	1,639	1,794
Total cost and expenses	108,795	103,595	456,071	378,641

Loss from operations	(6,670)	(24,522)	(89,451)	(87,032)

Other (expense) income, net
Interest (expense), net	(5,173)	(2,535)	(14,334)	(7,407)
Other (expense) income, net	1,141	352	(1,343)	1,213
Other (expense) income, net	(4,032)	(2,183)	(15,677)	(6,194)

Loss before provision for income taxes	(10,702)	(26,705)	(105,128)	(93,226)

Provision for income taxes	2,553	617	2,466	2,845

Net loss	$(13,255)	$(27,322)	$(107,594)	$(96,071)

Net loss per share of common stock:
Basic	$(0.20)	$(0.43)	$(1.63)	$(1.53)
Diluted	$(0.20)	$(0.43)	$(1.63)	$(1.53)

Weighted-average shares used to compute net loss per share:
Basic	67,027,572	63,556,205	65,888,450	62,593,026
Diluted	67,027,572	63,556,205	65,888,450	62,593,026

LivePerson, Inc.
Condensed Consolidated Statement of Cash Flows
(In Thousands)
Unaudited

	Twelve Months Ended
	December 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(107,594)	$(96,071)
Depreciation and amortization	22,826	16,366
Change in operating assets and liabilities and non-cash charges	118,373	20,547
Net cash provided by (used in) operating activities	33,605	(59,158)

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(41,641)	(47,582)
Payments for acquisitions and intangible assets, net of cash acquired	(1,835)	(924)
Net cash used in investing activities	(43,476)	(48,506)

FINANCING ACTIVITIES:
Principal payments for financing leases	(1,154)	—
Repurchase of common stock	—	(903)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	25,355	21,060
Proceeds from issuance of convertible senior notes	517,500	230,000
Payment of issuance costs in connection with convertible senior notes	(11,800)	(8,635)
Payment related to contingent consideration	—	(487)
Purchase of capped call option	(46,058)	(23,184)
Net cash provided by financing activities	483,843	217,851
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,657	(113)
CHANGE IN CASH AND CASH EQUIVALENTS	477,629	110,074
CASH AND CASH EQUIVALENTS - Beginning of the year	176,523	66,449
CASH AND CASH EQUIVALENTS - End of the year	$654,152	$176,523

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020		2019		2020		2019
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(13,255)		$(27,322)		$(107,594)		$(96,071)
Add/(less):
Amortization of purchased intangibles and finance leases	1,479		733		3,552		2,932
Stock-based compensation	19,775		18,566		65,946		44,105
Depreciation and amortization	5,603		4,564		22,826		16,366
Contingent earn-out adjustments	—		—		263		—
Other litigation and consulting costs	(1,733)	(2)	1,718	(4)	5,375	(3)	7,974	(5)
Restructuring costs	(215)	(6)	134	(8)	29,420	(7)	2,043	(9)
Provision for income taxes	2,553		617		2,466		2,845
Interest expense	5,173		2,535		14,334		7,407
Other expense (income)	(1,141)		(352)		1,343		(1,213)
Adjusted EBITDA (1)	$18,239		$1,193		$37,931		$(13,612)
Diluted adjusted EBITDA per common share	$0.25		$0.02		$0.54		$(0.21)

Weighted average shares used in diluted adjusted EBITDA per common share	73,704,972	(10)	65,872,220		70,683,319	(10)	64,922,005

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes	$(10,702)		$(26,705)		$(105,128)		$(93,226)
Add/(less):
Amortization of purchased intangibles and finance leases	1,479		733		3,552		2,932
Stock-based compensation	19,775		18,566		65,946		44,105
Other litigation and consulting costs	(1,733)	(2)	1,718	(4)	5,375	(3)	7,974	(5)
Contingent earn-out adjustments	—		—		263		—
Restructuring costs	(215)	(6)	134	(8)	29,420	(7)	2,043	(9)
Interest expense	5,173		2,535		14,334		7,407
Other expense (income)	(1,141)		(352)		1,343		(1,213)
Adjusted operating income (loss)	12,636		(3,371)		15,105		(29,978)

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

(2) Includes benefit from other litigation items of $1.7 million for the three months ended December 31, 2020. The benefits taken relate to the Company's intellectual property suit against [24]7 Customer, Inc.

(3)  Includes litigation costs of $0.9 million, reserve for sales and use tax liability of $2.3 million, employee benefit cost of $0.8 million, and consulting costs of $1.4 million for for the year ended December 31, 2020.

(4) Includes other litigation costs of $1.2 million and consulting cost of $0.5 million for the three months ended December 31, 2019. The Company's other litigation costs relate to the Company’s intellectual property suit against [24]7 Customer, Inc.

(5)  Includes other litigation costs of $4.4 million, consulting costs of $3.2 million, and fair value earn-out adjustment of $0.3 million for the year ended December 31, 2019. Please refer to footnote (4) above for additional information related to the nature of these other litigation costs.

(6) Includes benefit from severance and associated costs of $0.2 million for the three months ended December 31, 2020.
(7) Includes lease restructuring costs of $24.3 million and severance and other compensation related costs of $5.1 million for the year ended December 31, 2020. The Company’s lease restructuring costs relate to a transition to an employee-centric workforce model that does not rely on traditional offices, while the severance and other compensation costs relate to the Company re-prioritizing and reallocating resources to focus on areas showing high growth potential.

(8) Includes severance costs and associated costs of $0.1 million for the three months ended December 31, 2019. The Company’s restructuring costs relate to resource reallocation for the Company’s platform transformation.

(9) Includes severance and associated costs of $2.0 million for the year ended December 31, 2019. The restructuring costs relate to resource reallocation for the Company’s platform transformation.
(10) Includes shares related to the Convertible Senior Notes issued in March 2019. Since the Company expects to settle the principal amount of its outstanding Convertible Senior Notes in cash and any excess in shares of the Company's common stock, the Company uses the treasury stock method for calculating any potential dilutive effect of the conversion spread on diluted net income per share, if applicable. The conversion spread will have a dilutive impact on diluted net income per share of common stock when the average market price of the Company's common stock for a given period exceeds the conversion price of $38.58 per share for the Notes. The conversion spread is calculated using the average market price of common stock during the period, consistent with the treasury stock method. The conversion spread had an anti-dilutive impact for the Convertible Senior Notes issued in December 2020, since the average market price of the Company's stock during the period was less than the initial conversion price of $75.23 per share.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	March 31, 2021	December 31, 2021
Reconciliation of Projected Adjusted EBITDA: (1)
Net loss in accordance with GAAP	$(38,800) - $(36,800)	$(139,000) - $(130,800)
Add/(less):
Amortization of purchased intangibles and finance leases	1,500	6,200
Stock-based compensation	16,300	77,200
Depreciation	9,500	37,800
Other costs	6,000	9,500
Other expense, net	9,200	37,500
Provision for income taxes	1,200	4,200 - 4,000
Adjusted EBITDA	$5,000 - $7,000	$33,500 - $41,500

Reconciliation of Projected Adjusted Operating (Loss) Income: (1)
Loss before provision for income taxes	$(37,600) - $(35,600)	$(134,800) - $(126,800)
Add/(less):
Amortization of purchased intangibles and finance leases	1,500	6,200
Stock-based compensation	16,300	77,200
Other costs	6,000	9,500
Other expense, net	9,200	37,500
Adjusted operating (loss) income	$(4,500) - $(2,500)	$(4,300) - $3,700

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	As of December 31, 2020	As of December 31, 2019

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$654,152	$176,523
Accounts receivable, net	81,084	87,620
Prepaid expenses and other current assets	$14,236	$13,964
Total current assets	749,472	278,107

Operating lease right of use asset	614	15,680
Property and equipment, net	106,055	76,236
Contract acquisition costs	41,021	31,965
Intangibles, net	10,927	11,812
Goodwill	95,192	94,987
Deferred tax assets, net	2,032	2,179
Other assets	1,780	1,744
Total assets	$1,007,093	$512,710

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,115	$12,302
Accrued expenses and other current liabilities	91,180	62,778
Deferred revenue	89,509	88,751
Operating lease liability	5,718	6,602
Total current liabilities	200,522	170,433

Deferred revenue, net of current portion	409	438
Convertible senior notes, net	538,432	179,012
Other liabilities	6,304	72
Operating lease liability, net of current portion	7,180	12,865
Deferred tax liability	1,622	1,355
Total liabilities	754,469	364,175

Commitments and contingencies
Total stockholders' equity	252,624	148,535
Total liabilities and stockholders' equity	$1,007,093	$512,710

Investor Relations contact
Idalia Rodriguez
ir-lp@liveperson.com
212-609-4214